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                                                                     EXHIBIT 9.1

                             VOTING TRUST AGREEMENT

         THIS AGREEMENT, dated December __________, 2001, by and between Sentigen Holding Corporation, a Delaware corporation ("Sentigen"), D.H. Blair Investment Banking Corporation, a Delaware corporation, and its controlling persons and affiliates, who are identified on Exhibit A attached hereto and made a part hereof (collectively, "D.H. Blair"), and Frederick R. Adler, a person not affiliated with and independent of D.H. Blair ("Voting Trustee").

         WHEREAS, D.H. Blair owns or has voting and investment power over 1,124,859 shares ("Shares") of Sentigen's common stock, par value $.01 per share ("Common Stock"), which number of Shares includes Shares held by D.H. Blair Investment Banking Corporation and by the persons listed on Exhibit A;

         WHEREAS, Sentigen and D.H. Blair deem it necessary, advisable and in their best interests for D.H. Blair to deposit such Shares and any and all shares of Common Stock hereafter acquired by D.H. Blair with the Voting Trustee;

         WHEREAS, D.H. Blair has agreed to vest its voting rights in the Shares and other rights pertaining to the Shares in the Voting Trustee for the period and upon the terms hereinafter provided; and

         WHEREAS, the Voting Trustee has consented to act under this Agreement for the purposes herein provided.

         NOW THEREFORE, it is mutually agreed as follows:

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         1.       D. H. Blair hereby appoints Frederick R. Adler, and he hereby accepts such appointment, as the Voting Trustee under the terms and conditions set forth herein.

         2. D. H. Blair represents that the 1,124,859 Shares referred to above and set forth on Exhibit A attached hereto represent its total direct or indirect ownership interest in Sentigen. D. H. Blair further covenants that for the term of this Agreement, it shall not acquire additional shares of Common Stock or other securities convertible into Common Stock or convertible into the common stock of any Sentigen subsidiary now existing or established hereafter unless such acquisition results from a dividend paid on such Shares, a stock split affecting such Shares, or a rights offering with respect to such shares.

         3. D. H. Blair represents, to the best of its knowledge, that, other than its ownership of Common Stock set forth in Paragraph 2 of this Agreement and Exhibit A attached hereto, no entity which it controls conducts any business with or has any agreements with Sentigen that are material to either party, and covenants that for the term of this Agreement it will not enter into any such arrangements or agreements.

         4. Simultaneous with the execution of this Agreement, D. H. Blair shall deposit with the Voting Trustee certificates representing the Shares, duly endorsed for the transfer thereof to the Voting Trustee, and to the extent D.H. Blair acquires additional shares of Common Stock as a result of a dividend paid on the Shares, stock split affecting the Shares, or the exercise of rights in a right offering with respect to the Shares, it agrees to deposit such additional shares with the Voting Trustee. The certificates representing the Shares transferred and delivered to the Voting Trustee

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hereunder shall be immediately surrendered to Sentigen by the Voting Trustee.
Sentigen shall immediately cancel such certificates and issue a new certificate representing the Shares in the name of "Frederick R. Adler, as Voting Trustee under a Voting Trust Agreement dated as of April 13, 2001." Upon receipt by the Voting Trustee of the certificate for the Shares in his name, the Voting Trustee shall hold the same subject to the terms and conditions hereof and shall thereupon issue and deliver a voting trust certificate to D. H. Blair, in the form attached hereto as Exhibit B, for the Shares deposited by D. H. Blair.

         5. The voting trust certificate shall be transferable only in accordance with all applicable securities laws. The voting trust certificate issued hereunder and any additional voting trust certificates shall be issued, received and held subject to all of the terms and conditions hereof. The Voting Trustee shall keep the transfer books and records for the voting trust certificates at the address of the Voting Trustee set forth in Paragraph 17 of this Agreement, or at such other address as the Voting Trustee may from time to time designate by written notice thereof to D. H. Blair and Sentigen. If a voting trust certificate is lost, stolen, mutilated or destroyed, the Voting Trustee, in his discretion, may issue a duplicate of such certificate upon receipt of (i) evidence of such fact reasonably satisfactory to him, and (ii) indemnity reasonably satisfactory to him.

         6.       (a)      Except as set forth in subparagraph (d) below, the
Voting Trustee shall promptly pay to the holder of each voting trust certificate all cash dividends and distributions, if any, received by the Voting Trustee on account of the underlying Shares represented by such voting trust certificate.

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                  (b)      If any dividend paid on the Shares is paid in whole
or in part in shares of Sentigen voting stock, or if as a result of a stock split affecting the Shares or the exercise of rights in a rights offering with respect to the Shares any additional shares of Sentigen voting stock are issued, the Voting Trustee shall hold the certificates for shares he receives on account of such dividend or stock split subject to the terms of this Agreement, and the holder of each voting trust certificate representing such additional shares shall be entitled to receive a voting trust certificate for the number of shares of stock received as a result of such dividend or stock split.

                  (c) The holders entitled to receive the additional shares provided for in subparagraph (b) above shall be those registered as such on the transfer books of the Voting Trustee at the close of business on the day fixed by Sentigen for the taking of a record to determine those holders of its stock entitled to receive such shares.

                  (d) In lieu of receiving dividends and distributions for the Shares and paying the same to the holders of the voting trust certificates pursuant to the provisions of subparagraph (a) above, the Voting Trustee may, in writing, instruct Sentigen to pay the same directly to the holders of such voting trust certificates. Upon receipt of such written instructions, Sentigen shall pay the same directly to the holders of the voting trust certificates.

         7. In the event of the dissolution and liquidation of Sentigen, whether voluntary or involuntary, the Voting Trustee shall receive the monies, securities, rights or property to which the holders of the Shares deposited hereunder are entitled and shall promptly distribute the same among the holders of voting trust certificates in proportion to their interests as shown on the books of the Voting Trustee.

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         8.       In the event that Sentigen is merged into or consolidated with another corporation, or if all or substantially all of the assets of Sentigen are transferred to another corporation, the Voting Trustee shall receive and hold under this Agreement any voting stock of any successor corporation which has been received for the capital stock of Sentigen held by the Voting Trustee hereunder, and the term "Sentigen" for all purposes of this Agreement shall be deemed to include such successor corporation.

         9.       (a)      Except as provided in Section 9(b) herein, the Voting
Trustee shall (i) vote the Shares delivered to him hereunder in the same manner as the public, on a pro rata basis, excluding the votes of officers, directors and stockholders who own beneficially greater than ten percent of Sentigen's outstanding voting securities, (ii) have the exclusive right to give waivers of notice, or to give written consents in lieu of voting, in person or by proxy, at any meeting of the stockholders of Sentigen, for whatever purpose called in any manner he deems appropriate and in any proceedings, whether at a meeting of stockholders or otherwise, where the vote or written consent of the stockholders may be required or authorized by law.

                  (b) Notwithstanding anything to the contrary contained herein, with respect to a vote or consent in connection with either (i) a "Rule 13e-3 Transaction" (as such term is defined in Rule 13e-3 promulgated under the Securities Exchange Act of 1934) or (ii) a transaction in which stockholders are afforded appraisal rights pursuant to Section 262 of the Delaware General Corporation Law, the Voting Trustee shall vote as directed in writing by the holders of the voting trust certificates.

                  (c) The Voting Trustee shall not be liable for an error in judgment or mistake of law or other mistake, nor for anything save his own willful

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misconduct, recklessness or gross negligence and shall not be required to give a bond or other security for the faithful performance of his duties, provided, however, this limitation of liability shall not apply to the obligations of the Voting Trustee under Sections 6(a), 7, 9(a)(i) and 16 hereof.

         10. The Voting Trustee shall deliver to D.H. Blair copies of all notices and other documents he receives as a result of being the record holder of the Shares, other than proxy cards or other instruments which need to be executed in order to vote the Shares.

         11.      (a)      The Voting Trustee may resign his position as Voting
Trustee by mailing to the registered holders of voting trust certificates a written resignation, which shall be effective ten days after the mailing thereof. The Voting Trustee shall have the right at the time of his resignation to designate his successor as Voting Trustee under this Agreement, provided, however, that (i) such successor Voting Trustee is not affiliated with and independent from D.H. Blair and (ii) the designation of such successor Voting Trustee is approved in advance and in writing by Sentigen and D.H. Blair. Such designation, duly executed by the Voting Trustee, shall be made by filing an instrument of appointment in the principal office of Sentigen. In the event the Voting Trustee shall die while serving as Voting Trustee, Richard Phillips shall serve as successor Voting Trustee. Mr. Phillips is a senior partner of the law firm of Kirkpatrick & Lockhart LLP, with offices at Four Embarcadero Center, San Francisco, California 94111.

                  (b) Blair shall have the right to appoint a substitute Voting Trustee, provided such substitute Voting Trustee is not affiliated with, and is

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independent from D.H. Blair and is acceptable to the NASD and the Company. The rights, powers, and privileges of the Voting Trustee hereunder shall be possessed by the successor or substitute Voting Trustee as the case may be with the same effect as though such successor had originally been a party to this Agreement.

         12.      The Voting Trustee shall serve without compensation.

         13. Sentigen and D.H. Blair shall jointly and severally indemnify and hold harmless the Voting Trustee from and against all claims, losses, damages, taxes, and liabilities (collectively, "Damages") that he may incur in connection with or arising out of the performance of his duties under this Agreement (other than with respect to actions for which the Voting Trustee may be liable pursuant to Section 9(b) of this Agreement), including all reasonable legal costs and expenses incurred in defending himself against any Damages.

         14. This Agreement shall commence on the date that the Common Stock is authorized for listing on the NASDAQ Stock Exchange, or any tier thereof ("NASDAQ"), and terminate upon the earlier of: (i) ten years from the date hereof; (ii) the de-listing of Sentigen or any successor entity from NASDAQ; or (iii) the reduction of D.H. Blair's beneficial ownership of Sentigen's voting stock to one percent or less.

         15. Should D.H. Blair or a controlling person or an affiliate listed on Exhibit A attached hereto sell, bequeath, gift, or otherwise transfer the beneficial interest in its Shares or the Voting Trust Certificates issued pursuant to this Agreement to another party, such transferred Shares shall continue to be subject to this Agreement until sold in the open market or through a private sale pursuant to Section 4(1) of the Securities Act of 1933 as provided in Section 16 herein.

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         16.      Nothing in this Agreement shall limit D.H. Blair's ability to
(i) make public sales of the Shares in the open market pursuant to an effective registration statement under the Securities Act of 1933 or pursuant to Rule 144 thereunder, or (ii) make private sales of the Shares pursuant to Section 4(1) of the Securities Act of 1933, provided, however, that Shares sold in private sales shall continue to be subject to this Agreement until such time as notice is given to the Nasdaq Staff and the Staff determines that the purchaser is not affiliated with D.H. Blair or J. Morton Davis and that Mr. Davis can no longer exercise influence over those Shares. The Voting Trustee shall use his best efforts to cooperate promptly upon a request by D.H. Blair to make such public and private sales.

         17. All notices, requests, demands, and other communications hereunder must be in writing and will be deemed to have been duly given if delivered by hand or mailed within the continental United States by first-class certified mail, return receipt requested, postage prepaid, to the other party, addressed as follows:

                  (i)     if to Sentigen to:

                          Joseph K. Pagano
                          590 Marshall Street
                          Phillipsburg, New Jersey 08865

                  (ii)    if to D.H. Blair to:

                          J. Morton Davis
                          D.H. Blair Investment Bank Corp
                          44 Wall Street
                          New York, New York 10005

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                  (iii)   if to the Voting Trustee to:

                          Frederick R. Adler, Esq.
                          Fulbright & Jaworski LLP
                          666 Fifth Avenue
                          New York, New York 10103

                  (iv)    if to the Nasdaq Staff to:

                          Nasdaq Listing Qualifications Department
                          9600 Blackwell Road
                          Rockville, Maryland 20850

         18. This Agreement and the exhibits attached hereto express the entire written Agreement between the parties with respect to the subject matter hereof. This Agreement may not be modified or amended except by written agreement of each party hereto. Copies of this Agreement and of any modification or amendment hereunder shall be filed in the principal office of Sentigen and shall be available for inspection during reasonable business hours by any Sentigen stockholder or beneficiary of the trusts under this Agreement.

         19. This Agreement may be executed by the parties hereto in counterparts, each of which will be deemed to be an original, but all such counterparts will constitute one and the same instrument, and all signatures need not appear on any one counterpart.

         20. In the event that any provision of this Agreement is held to be illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Agreement, and the Agreement will be construed and enforced as if the illegal or invalid provision had not been included.

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         21.      To the extent not preempted by the laws of the United States, this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, other than the conflict of law provisions thereof.

         IN WITNESS WHEREOF, the undersigned parties have executed this Agreement as of the day and year first written above.

                                         SENTIGEN HOLDING CORPORATION

                                         By:    /s/ Joseph K. Pagano
                                                --------------------------------
                                         Name:  Joseph K. Pagano
                                         Title: President, Chairman of the Board

                                         D.H. BLAIR INVESTMENT BANKING
                                                CORPORATION

                                         By:    /s/ J. Morton Davis
                                                --------------------------------
                                         Name:  J. Morton Davis
                                         Title: Chairman of the Board

                                         FREDERICK R. ADLER

                                         By:    /s/ Frederick R. Adler
                                                --------------------------------
                                                Voting Trustee

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                                    EXHIBIT A

   List of Controlling Persons and Affiliates of D.H. Blair Investment Banking
                     Corporation and their Addresses and the
  Number of Shares of Sentigen Holding Corporation Owned or Controlled by Each

J. Morton Davis         D.H. Blair Investment Banking Corp.     1,124,859 shares
                        44 Wall Street
                        New York, New York 10005

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                                    EXHIBIT B

                                  [Front Side]

                            VOTING TRUST CERTIFICATE
                     Representing Shares of Common Stock of
                          SENTIGEN HOLDING CORPORATION

               (Organized under the laws of the State of Delaware)

No.________                                                       ________Shares

         This certifies that the undersigned has deposited _______________ shares of common stock of Sentigen Holding Corporation ("Sentigen"), $.01 par value, with the Voting Trustee hereinafter named, under an agreement ("Agreement") dated as of ______________, 2001 among Frederick R. Adler ("Voting Trustee"), Sentigen and D. H. Blair Investment Banking Corporation and its controlling persons and affiliates.

         This voting trust certificate and the interest represented thereby is transferable only on the books of said Voting Trustee upon the presentation and surrender hereof.

         The holder of this certificate takes the same subject to all the terms and conditions of the Agreement.

         IN WITNESS WHEREOF, the Voting Trustee has caused this certificate to be signed this _____ day of _______________________, 2001.

Signature of Record Holder                    __________________________________
Name of Record Holder                         Frederick R. Adler, Voting Trustee

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                                 [Reverse Side]

The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or any state Blue Sky or securities laws. These securities cannot be resold without registration under such Act or applicable state securities laws or an exemption therefrom.

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